BARBARA K. CEGAVSKE Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Conversion (PURSUANT TO NRS 92A.205) PAGE 1

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion (Pursuant to Nevada Revised Statutes 92A.205)

1) Name and jurisdiction of organization of constituent entity and resulting entity:
Praetorian Property, Inc.

Name of constituent entity

Delaware	Corporation
Jurisdiction	Entity Type

and,
Praetorian Property, Inc.

Name of resulting entity

Nevada	Corporation
Jurisdiction	Entity type

2) A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdicion governing the constituent entity.

3) Location of plan of conversion: (Check one)

The entire plan of conversion is attached to these articles.

☒	The complete executed plan of conversion is on filed at the registered office or pricipal place of business of the resulting entity.

The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330.

ROSS MILLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Conversion (PURSUANT TO NRS 92A.205) PAGE 2

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

4) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn:

c/o:

5) Effective date and time of filing: (optional) (must not be later than 90 days after certificate if filed)

Date:	Time:

6) Signatures – must be signed by:

1. If consitituent entity is a Nevada entity; an officer of each Nevada corporation; all genreal pertners of each Nevada limited partnership or limited-liability pertnership; a manager of each limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a manging partner of a Nevada limited-liablity pertnership (a.k.a. genreal partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity; must be signed by theconstituent entity in a manor provided by the law govenring it.

Name of constituent entity
Praetorian Property, Inc.
x /s/ Authorized Signer	CEO	12/10/15
Signautre	Title	Date

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